U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2007

Venture Lending & Leasing V, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	814-00731	14-1974295
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2010 North First Street, Suite 310, San Jose, CA 95131

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (408) 436-8577

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2007, the Board of Directors of Venture Lending & Leasing V, Inc. (the “Fund”), voted to increase the size of the Board of Directors from two to five directors.  The Board of Directors of the Fund appointed John Glynn, Michael G. McCaffery, and Roger V. Smith as directors of the Fund, effective as of February 16, 2007, to fill the vacancies created by the increase in the size of the Board of Directors.  Messrs. Glynn, McCaffery and Smith will serve as independent directors of the Fund that are not “interested persons” of the Fund as defined under the Investment Company Act of 1940.  Messrs. Glynn, McCaffery and Smith were also elected as the members of the Fund’s Audit Committee and Nominating Committee, with Mr. Smith serving as the Chair of the Audit Committee.

Item 9.01  Financial Statements and Exhibits

Exhibit Number

Description

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None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

VENTURE LENDING & LEASING V, INC.

(Registrant)

By:

/S/ Ronald W. Swenson

By:

/S/ Martin D. Eng

Ronald W. Swenson

Martin D. Eng

Chief Executive Officer

Chief Financial Officer

Date:

February 23, 2007

Date:

February 23, 2007